Exhibit 99.1

News Release

Inpixon Announces Reverse Stock Split for NASDAQ Compliance

PALO ALTO, Calif., Jan. 6, 2020 -- Inpixon (NASDAQ:INPX), a leading indoor data company that specializes in delivering indoor intelligence, today announced that the Company’s Board of Directors has approved a reverse stock split of the Company’s common stock whereby every forty-five (45) shares of its outstanding common stock will automatically be combined into one (1) share of common stock. The reverse split was approved by the Company’s shareholders on November 15, 2019 and will be effective as of the commencement of trading on January 7, 2020. At such time, the common stock will also commence trading with a new CUSIP number, 45790J800. The reverse stock split is being implemented for the purpose of complying with the closing bid price requirement in Nasdaq Listing Rule 5550(a)(2). The Company’s continued listing is subject to the written decision of the Nasdaq hearings panel following an appeal hearing.

In accordance with the reverse stock split, each stockholder’s percentage ownership interest in Inpixon will remain unchanged. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share of common stock.

Nadir Ali, CEO of Inpixon, commented, “As we continue to make progress executing on our business model and growing our commercial and government customer base in the U.S. and around the world, in addition to addressing our bid price compliance issue, we believe the higher stock price resulting from the reverse split will enable us to attract a broader audience of open market investors. We look forward to an exciting 2020 and providing further updates.”

About Inpixon

Inpixon® (Nasdaq: INPX) is an indoor data company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s indoor location data platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position all active cellular, Wi-Fi and Bluetooth devices, and uses a proprietary process that ensures anonymity. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. In addition, Inpixon has requested a hearing before the Nasdaq Hearings Panel to appeal Nasdaq’s delisting determination as a result of Inpixon’s continued non-compliance with the minimum $1.00 bid price requirement. At the hearing, to be held on January 23, 2019, Inpixon will present its plan to regain compliance, which Inpixon believes it will be able to demonstrate through the implementation of the reverse stock split. Inpixon can provide no assurance that the reverse stock split will result in compliance with the minimum bid price requirement, or that the Nasdaq Hearings Panel will rule in Inpixon’s favor. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com